Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2025 Warrants Plan of Nyxoah SA of our report dated March 20, 2025, with respect to the consolidated financial statements of Nyxoah SA, included in its Annual Report (Form 20-F) for the year ended 31 December 2024, filed with the Securities and Exchange Commission.

/s/ EY Réviseurs d’Entreprises/ EY Bedrijfsrevisoren SRL/BV

Diegem, Belgium

March 20, 2025